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Exhibit 10.20

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 230.406

PURCHASE AGREEMENT

by and between

VARIAN, INC. ELECTRONICS MANUFACTURING
("VEM")

and

CARDIONET, INCORPORATED
("CARDIONET")

PURCHASE AGREEMENT

1.     GENERAL

  1.1.
  Parties. This Purchase Agreement ("AGREEMENT") is entered into this fourteenth day of September, 2001 ("Effective Date") by Varian, Inc., a Delaware corporation, Electronics Manufacturing, 615 South River Drive, Tempe, Arizona 85281 ("VEM"), and Cardionet, Incorporated, a California corporation, whose principal place of business is 510 Market Street, San Diego, California 92101 ("CARDIONET").

  1.2.
  Purpose and Agreement. The purpose of this AGREEMENT is to establish the terms and conditions under which VEM agrees to assemble for CARDIONET a line of products identified on Schedule A of APPENDIX A (herein "Product(s) or "Unit(s)"). VEM agrees to assemble for CARDIONET and CARDIONET agrees to purchase from VEM the Products according to the drawings, specifications and bills of material supplied by CARDIONET and accepted by VEM. CARDIONET desires to purchase such Products from VEM in accordance with the mutual covenants, agreements, representations and other terms and conditions of this AGREEMENT ("Terms and Conditions").

  1.3.
  Applicability. All VEM Products and services are furnished only on the Terms and Conditions stated herein to the exclusion of any CARDIONET terms and conditions in any specific order documentation, or on the face of any VEM Quotation, preprinted or otherwise, except as to identification and quantity of Products. Both parties agree that the Terms and Conditions herein will govern with respect to all sales and orders hereunder, unless in a particular case they mutually agree to the contrary. This AGREEMENT shall be part of each Quotation issued by VEM to CARDIONET and each Purchase Order issued by CARDIONET to VEM, whether or not referenced on such Quotation or Purchase Order, and this AGREEMENT shall apply automatically to any purchase or sale transaction between CARDIONET and VEM whether or not such legend appears on the relevant documents.

  1.4.
  Effective Date. This AGREEMENT shall commence on the Effective Date.

  1.5.
  Definitions. As used herein: See Schedule A

2.     PRICES

  2.1
  Per Unit Prices. On or around the date hereof, VEM will provide CARDIONET a quotation for the price per unit for the Products. The price quoted shall be firm for all purchase orders issued to VEM by CARDIONET within 45 days of the date of the quotation (the "Expiration Date"). VEM reviews the prices of the labor, parts, and material no less often than monthly and reserves the right to re-quote the price per Unit for all purchase orders issued after the expiration date of the prior quotation (the "Revised Quotation"). At least one week prior to the Expiration Date of each quotation, VEM agrees to provide to CARDIONET either confirmation that the expiring quotation is firm for the next 45-day period or to issue a Revised Quotation. VEM will only notify CARDIONET of price changes, if pricing does not change no notification will be sent to CARDIONET.

    VEM agrees that each Revised Quotation shall provide sufficient detail to allow CARDIONET to understand the changes in labor, parts and material over the prior quotation.

    In addition, the parties agree to meet no less often than quarterly, as long as this agreement is in effect, to review in detail the product specifications, bill of materials, approved supplier list, prices for the Products, delivery, quality and other business issues as necessary.

    The original and each successive quotation will be incorporated in this agreement as Schedule B.

  2.2
  Per Unit Price Changes. In the event of unanticipated cost changes of [. . . *** . . .] of the original total cost, for reasons outside VEM's control, VEM may change firm or agreed prices on future purchase orders so long as the price change is not due to negligence on the part of VEM as follows: VEM will present the cost change information to CARDIONET for review and consideration. Any changes to previously agreed pricing will be negotiated with CARDIONET. It will be the responsibility of VEM to show just cause for any price change, and it will be the responsibility of CARDIONET to show just cause for refusal of VEM submitted price change. If VEM and CARDIONET are not able to reach agreement on new pricing, VEM will perform according to the original purchase orders and original prices on existing purchase Orders and a plan will be developed by VEM and CARDIONET for an orderly transition, terminating this agreement.

  2.3
  In addition, VEM may change prices if CARDIONET requests changes to the drawings, specifications or bills of material, thereby resulting in an Engineering Change Order (ECO). CARDIONET authentication of VEM generated ECO implementation documentation will constitute CARDIONET acceptance of new pricing. CARDIONET will issue Change Orders to affected Purchase Orders for new agreed upon pricing.

  2.4
  NRE Charges. In addition to Per Unit Prices, VEM will charge and CARDIONET will pay for the previously quoted costs of reimbursable non-recurring engineering (NRE) charges related to assembly of Units for CARDIONET. Issuance of Purchase Orders by CARDIONET for such Products will confirm acceptance of NRE Charges.

  2.5
  VEM Cost Information. VEM will provide cost breakdown information with its Quotations for Products; provided, however, it shall be used only as CARDIONET's internal company information. Any such information supplied by VEM shall be considered the "Confidential Information" of VEM subject to the obligations not to use or disclose the same as provided in the nondisclosure agreement between the parties.

  2.6
  Taxes. All taxes or charges, other than those based upon net income, imposed by any taxing authority upon the manufacture, sale, shipment, or use of the Units which VEM is obligated to pay or collect, including customs and duties, shall be the responsibility of CARDIONET and if not paid directly by CARDIONET shall be added to the purchase price paid by CARDIONET to VEM unless CARDIONET provides VEM with tax exemption certificates acceptable to the appropriate taxing authorities. CARDIONET will notify VEM in writing via Purchase Order or advise VEM of any Units that are not intended for resale; so that applicable sales and/or use taxes may be applied. If CARDIONET does not provide such notice, CARDIONET will accrue and pay appropriate authorities directly.

3      DELIVERY

  3.1.
  Forecasts. The forecasting, scheduling and delivery of Products will be handled in the following manner in order to enhance the ability of CARDIONET and VEM to optimize asset flow. In order to provide this flexibility in VEM's normal mode of operation, commitment to material flow in the VEM "pipeline" will be governed by the lead time of the materials, and based on purchase order requirements for materials whose lead times fall within the purchase order window and by forecasts for those materials whose lead times fall outside the purchase order window. VEM will provide in writing, a list of all materials falling outside the purchase order lead time window prior to VEM's procurement of those materials. The actual implementation of Purchase Order activity may change from time to time as the

        *** Confidential Treatment Requested

parties may agree, including but not limited to the possible use of "blanket" purchase orders, use of Electronic Data Interchange (EDI), etc.

  3.2.
  Forecast and Purchase Order Commitment. CARDIONET will be responsible for providing VEM with current month plus 3 months rolling purchase orders and a monthly rolling forecast for the next six (6) months in monthly buckets (one month periods) by Product, subject to the flexibility parameters specified in Section 3.5 below. Changes to purchase orders will be limited to the changes permitted by the flexibility parameters listed in Section 3.5 of this AGREEMENT. CARDIONET will be liable for the material commitments made by VEM for the first one hundred twenty (120) days as specified in section 3.5 below, in cases of Product cancellation and/or ECO changes to individual parts. VEM commits to make every reasonable effort to utilize such Material elsewhere, return it to suppliers, or limit cancellation charges on all Material in this one hundred twenty (120) day period. A few CARDIONET specific parts may require a longer time frame, and CARDIONET will be liable for them for a longer period. VEM will provide CARDIONET with a written list of these parts no less than quarterly.

  3.3.
  Delivery Schedules. CARDIONET will deliver to VEM Purchase Orders consistent with forecasts furnished according to Section 3.2. The vehicle for releases may change from time to time as technology changes occur. Terms and conditions of sale for all such releases will be controlled by the Terms and Conditions of this AGREEMENT. CARDIONET commits to providing the delivery instructions no later than thirty (30) days prior to the scheduled delivery date. All Purchase Orders are subject to written acceptance by VEM.

  3.4.
  Schedules for delivery must remain consistent with the purchase orders provided and the flexibility parameters detailed in Section 3.5 below. Any requests for delivery outside these parameters must be agreed to by VEM in writing, In the event of engineering Product holds, delivery will be rescheduled per agreement of the parties. Unless otherwise specifically agreed by VEM in writing, CARDIONET's liability for the flow of Material for Products on hold will continue to accrue per Section 3.2.

  3.5.
  Schedule Flexibility Change Guidelines. To compensate for changes in demand, VEM and CARDIONET agree to the following flexibility guidelines (3.5.4) within which VEM will maintain resource commitments for which CARDIONET will remain liable.

  3.5.1.
  In order to accommodate CARDIONET's delivery schedule and the following flexibility guidelines, (3.5.4) VEM will load CARDIONET's firm purchase orders and forecast in order to establish a pipeline of material. VEM will issue purchase orders to it's venders for the material requirements based on each component's lead-time through VEM's ERP system, SAP.

  3.5.1.1.
  DOWNSIDE (Re-schedule): CARDIONET understands that inorder to accommodate the downside changes in the flexibility guideline table (3.5.4) that CARDIONET will remain liable for any excess material that VEM can not return to venders, re-id for use on other CARDIONET active assemblies or any other active assembly of other customers of VEM's that there is current demand. All reasonable efforts will be utilized to minimize CARDIONET's liability but consideration must be given for the minimum buy and form factor requirements that will cause excessive levels of some Materials, parts and Components. CARDIONET shall have the right to [. . . *** . . .] in this regard during business hours upon at least seven (7) days' advance notice.

3.5.1.1.1.	For Cardionet directed events that create excess material that cannot be consumed within the following [. . . *** . . .] period, CARDIONET agrees to pay [. . . *** . . .] per month material holding fee. If that same material is not consumed in the next [. . . *** . . .] period CARDIONET agrees to purchase the excess material at VEM standard [. . . *** . . .]. CARDIONET has the option of taking physical possession of this material or to have VEM hold that material in bond at a VEM location. When new demand for this bonded material is submitted to VEM in the form of a purchase order, VEM will issue new purchase orders to CARDIONET for this bonded material as demand will consume.
      3.5.1.2.
      DOWNSIDE (Cancellation): CARDIONET also understands and will remain liable for any obsolete material that is caused by any purchase order cancellation, whole or partial, that VEM can not return or re-id for use on other CARDIONET active assemblies or any other active VEM customer assembly that there is current demand. On an occurrence by occurrence basis, VEM will evaluate excess and obsolete Material, parts and Components attributable to CARDIONET and all Material declared by VEM to be excess or obsolete, which was purchased within designated lead-times and is non-returnable, will be billed to CARDIONET [. . . *** . . .]. All reasonable efforts will be utilized to minimize this liability but consideration must be given for the minimum buy and form factor requirements that will cause excessive levels of some Materials, parts and Components. CARDIONET shall have the right to [. . . *** . . .] in this regard during business hours upon at least seven (7) days' advance notice.

3.5.1.2.1.	Upon receipt of canellation, whole or partial, VEM will notify CARDIONET promptly of cancellation acceptance and of the total excess and obsolete material affected by the cancellation.
3.5.1.2.2.	Upon receipt of the notice of excess and obsolete material CARDIONET may request that VEM take action to return and re-id material or accept total liabilty.
3.5.1.2.3.
If CARDIONET requests that VEM take action to return and re-id excess and obsolete material VEM will work for 30 working days to accommodate the return and re-id effort. At the end of the 30 working days VEM will submit a revised material liability to CARDIONET and request CARDIONET to issue a purchase order for that amount with in 15 working days.
      3.5.1.3.
      VEM's LIABILITY: CARDIONET will not be liable for purchasing errors made by VEM or VEM's venders. VEM will make it's best effort to limit CARDIONET's liability on all excess and obsolete material.

      3.5.1.4.
      UPSIDE: CARDIONET understands that in order to accommodate the upside changes in the flexibility guideline table (3.5.4) that material must be available either at the venders site or within lead-time to meet the new requirement or at VEM, therefore CARDIONET assumes all liability to that material, VEM will make it's best effort to limit CARDIONET's liability.

    3.5.2.
    Changes may be made to CARDIONET Purchase Orders as follows

        *** Confidential Treatment Requested

    3.5.3.
    Schedule Flexibility Guideline CARDIONET is limited to 1 re-schedule per line item per purchase order, except for new release program delays covered in section 3.8. The table below will apply to all other scheduling issues.

Days before required Purchase Order date	Maximum Allowable Increase	Maximum Allowable Reschedule	Maximum Re-schedule Period (Days)	Maximum Allowable Cancellation
0-30 Days	0%	0%	0	0%
31-60 Days	25%	35%	90	35%
61-90 Days	50%	50%	90	50%
91 + Days	100%	100%	90	100%
  3.6
  This Schedule provides minimum performance guidelines. All requests for change will be reviewed when requested and VEM will make every effort to accommodate these changes.

  3.7
  Program Delay. CARDIONET may delay production on new release programs for up to [. . . *** . . .] days from original schedule date with no penalty except any and all expended direct labor. Inventory carrying charges of [. . . *** . . .] per month will apply from [. . . *** . . .] days through [. . . *** . . .] days from the originally scheduled date. CARDIONET agrees to buy all materials purchased by VEM with proper lead-time for this project for delays beyond [. . . *** . . .] days.

  3.8
  Production Back-up. In the event VEM is unable to build CARDIONET PRODUCT at its Poway, California facility for any reason, VEM will build CARDIONET PRODUCT at its Tempe, Arizona facility.

4      FDA REGISTRATION

        Varian Poway will apply for FDA registration by October 1, 2001.

5      TEST

  As a condition of VEM performing testing of Products hereunder, CARDIONET will provide VEM with both applicable and required board-level and completed unit-test hardware, software and procedures, and associated training of VEM personnel. VEM shall conduct testing at its factory in accordance with final test requirements as set forth in the appropriate test plans and requirements as specified by CARDIONET and accepted by VEM. If CARDIONET wants VEM to develop the test fixtures, then the parties will agree upon a development budget, and CARDIONET agrees to reimburse VEM for the budgeted amount upon completion of the text fixtures by VEM and acceptance by CARDIONET. VEM holds such tooling, fixtures and programs in trust for CARDIONET and shall reimburse CARDIONET for loss or damage other than normal wear and tear. All such property of CARDIONET shall be returned within five (5) business days after the termination of the AGREEMENT or upon the request of CARDIONET.

6      TITLE AND INSPECTION

  Title of the Products shall pass to CARDIONET upon [. . . *** . . .]. Notwithstanding the passing of title, VEM shall retain a purchase money security interest in the Products until paid in full. Buyer shall have ten (10) days following receipt of the Products to inspect the Products and provide VEM with written notice of any defective or nonconforming Products, in which case Buyer's sole and exclusive remedies shall be as set forth in Section 9 (Warranty). The warranty period for each unit shall commence on the date it is delivered to CARDIONET.

        *** Confidential Treatment Requested

  In this regard, to facilitate inspection, VEM agrees that CARDIONET shall have the option to move its technical employees into VEM's facility at any time prior to July 1, 2002; and thereafter, CARDIONET shall have the right to a designated space within that facility [. . . *** . . .] (so long as CARDIONET'S requirements are for less than 1,000 square feet) in order to perform final testing of the devices, storage of the devices and reprocessing/refurbishment processes. CARDIONET shall also have the right at no extra charge to use VEM's shipping dock to ship units and to receive units for reprocessing and refurbishing.

7      CHANGES

  Either CARDIONET or VEM may, by mutual written agreement, make changes within the scope of this AGREEMENT. If any such change shall cause either increase or decrease in VEM's cost or period of performance, VEM may suspend performance hereunder without being in default until a mutually acceptable adjustment in price is agreed to in writing. CARDIONET shall be responsible for all Material cost due to Engineering Change Orders that create obsolete parts or components procured by VEM for CARDIONET for which there was at one time a supporting Purchase Order or forecast by CARDIONET requiring those parts or components.

8      TERMS OF PAYMENT and CREDIT

  TERMS of PAYMENT. VEM will invoice CARDIONET for Units of Products as shipped. VEM will invoice CARDIONET for all non-recurring costs as incurred. All payments shall be due in full thirty (30) days from date of delivery., provided they have been invoiced. Partial shipments will be billed as made and payments are subject to the above terms. VEM may delay delivery of products if CARDIONET fails to make prompt payments.

  CREDIT. CARDIONET must maintain credit worthiness over the life of this contract. VEM must obtain from CARDIONET and retain on file ample documentation that reflects such credit worthiness sufficient to support delivery schedule as set forth in Section 3. Such documentation shall include but not be limited to; credit references, and audited financials. CARDIONET must inform VEM and provide documentation to VEM that reflects any changes in credit worthiness positive or negative. If credit worthiness is in jeopardy and / or CARDIONET's payment history is unfavorable VEM and CARDIONET will negotiate credit and payment term alternatives not limited to; progress payments, irrevocable Letter of Credit, or parental guarantee. The amount of credit granted must cover four (4) months of planned production at the sales price for every four (4) months. This credit will secure accounts receivable (AR), work in process (WIP), and raw material (RM).

9      PURCHASE OF SELECTED COMPONENTS

  Except for [. . . *** . . .] shall bear all cost of loss, damage, shrinkage, warehousing, Obsolescence, excess and similar costs for all Materials and Components purchased by VEM. If a supplier's minimum order quantity or lead time requirements for a Material or Component requires VEM to purchase Materials and Components in volumes beyond the quantities in the binding forecast period, the parties shall negotiate in good faith how best to purchase such Materials and Components to minimize (i) the price paid for the Materials and Components and (ii) the risk of such Materials or Components becoming Excess and Obsolete Inventory. Any agreement regarding such purchases shall be set forth in writing and shall specify the applicable Material or Component, the price reduction for the applicable Product(s) and which party will bear the risk of Obsolescence or excess. VEM and CARDIONET agree, during the Quarterly Review, to review requirements imposed on VEM by its suppliers with regard to minimum order quantities, lead times and prices for Materials and Components.

        *** Confidential Treatment Requested

10    TRANSPORTATION AND RISK OF LOSS

  All transportation shall be at the expense of [. . . *** . . .], and all shipments are FOB [. . . *** . . .]. Risk of loss and/or damage shall pass from VEM to CARDIONET upon [. . . *** . . .]. Notwithstanding any defect or nonconformity or any other matter, such risk of loss shall remain with CARDIONET until the Units are returned at CARDIONET's expense to such place as VEM may designate in writing. CARDIONET shall inspect all Units upon receipt and shall notify VEM of the need to file claims with the transportation company when there is evidence of shipping damage, either concealed or external.

11    WARRANTY

  11.1
  VEM warrants that at the time of delivery Products manufactured by VEM shall be free from defects in [. . . *** . . .] workmanship and shall be in compliance with [. . . *** . . .] specifications including those contained in CARDIONET Acceptance Criteria, Schedule C, The standard of workmanship shall be IPC-610B, Class 2. VEM's warranty on each unit shall begin when it is received by CARDIONET, and shall continue for a period of fifteen (15) months, subject to the conditions below.

  11.2
  Repair or rework, or at VEM's option, replacement of defective Products, parts or accessories shall be the sole and exclusive remedy under warranty. If in VEM's opinion such repair or replacement is not feasible, or if such remedy fails of its essential purpose, VEM may refund or credit the replacement cost of the product.

  11.3
  All warranty repair, rework, or replacement of Units under warranty shall be limited to Unit malfunctions which are determined by VEM to be due and traceable to defects in [. . . *** . . .] workmanship furnished by VEM. The standard of workmanship shall be IPC-610B, Class 2. VEM's warranties shall not apply to the extent that the malfunction occurred after delivery from VEM to CARDIONET and such malfunction is caused by (1) accident, abuse, alteration, misuse or neglect, (2) failure to use Products under operating conditions that are in accordance with the Product Specification, (3) lack of routine care or maintenance, (4) failure to use or take any proper precautions under the circumstances, (5) user modification of any Product, or (6) latent defects discovered after expiration of the applicable warranty period.

  11.4
  Units being returned to VEM for warranty service shall be shipped by mutually agreeable means. Freight costs shall be [. . . *** . . .] for valid warranty returns. Shipment costs for return to CARDIONET of such Units repaired by VEM under provisions of this Warranty shall be borne by [. . . *** . . .]. CARDIONET shall contact VEM prior to any warranty return and VEM shall issue a Return Authorization to CARDIONET authorizing all such warranty returns. VEM shall not accept any return of Units for warranty service without having issued such Return Authorization to CARDIONET. VEM will return repaired items within fourteen (14) days of receipt.

  11.5
  THIS LIMITED WARRANTY IS EXPRESSLY IN LIEU OF AND EXCLUDES ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, USE, OR APPLICATION.

  11.6
  VEM shall perform out of warranty repair of field returned Units for Engineering Change updating if so requested by CARDIONET. The charge for such updating shall be based on the same material cost and labor rate charged to CARDIONET for standard production.

        *** Confidential Treatment Requested

12    DAMAGES AND LIABILITY

  VEM'S TOTAL LIABILITY IN DAMAGES OR OTHERWISE SHALL NOT EXCEED THE PAYMENT, IF ANY, RECEIVED BY VEM FOR THE UNIT OF PRODUCT OR SERVICE FURNISHED OR TO BE FURNISHED, AS THE CASE MAY BE, RESULTING IN THE LOSS OR DAMAGE CLAIMED. IN NO EVENT SHALL VEM BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR SPECIAL LOSS OR DAMAGES OF ANY KIND, SUCH AS BUT NOT LIMITED TO LOST BUSINESS REVENUE, LOST PROFITS OR COSTS OF DOWNTIME RESULTING FROM VEM'S PRODUCTS OR SERVICES, HOWEVER CAUSED, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER LEGAL THEORY. This limitation applies whether the damages or other relief are sought based on breach of warranty, breach of contract, negligence, strict liability in tort, or otherwise of anyone, under this AGREEMENT or any nondisclosure or confidentiality agreement, or any other legal or equitable theory of applicable law. This limitation does not apply to direct damages caused by breach of a material obligation under this AGREEMENT or claims for personal injury by a third party.

13    PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS

  CARDIONET shall indemnify, defend and hold VEM harmless from and against any expense, loss, costs, damages or liability resulting from claimed infringement of patents, trademarks, copyrights, or other intellectual property rights with respect to Units, including, but not limited to, claims:

    a.
    arising from a use of or a combination of Units with other equipment, processes, programming applications, or materials not furnished by VEM hereunder;

    b.
    based on items made with the Units furnished by VEM hereunder; and/or

    c.
    arising out of compliance by VEM with CARDIONET's designs, specifications or instructions.

  VEM shall notify CARDIONET in writing of any such claim immediately.

  THE FOREGOING STATES VEM's ENTIRE LIABILITY FOR ANY CLAIM BASED UPON OR RELATED TO ANY ALLEGED INFRINGEMENT OF ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS.

14    TERMINATION FOR CONVENIENCE

  Either CARDIONET or VEM may terminate this AGREEMENT at any time, for any reason of its own choosing, provided that the party initiating termination gives at least one hundred and twenty (120) days advance written notice to the other party specifying the effective date of termination, after which date neither party shall have any further liability or obligation to the other, except as expressly provided herein, subject to any limitations state herein.

15    TERMINATION BY CARDIONET

  In the event of termination by CARDIONET under Section 13, CARDIONET shall reimburse VEM for any un-recovered costs incurred by VEM in the discharge of its obligations under this AGREEMENT, which shall consist of the following specific items:

    a.
    Any unpaid balance due for conforming Units ordered by CARDIONET and delivered to CARDIONET prior to VEM receipt of CARDIONET's termination notice; and

    b.
    The full purchase price for Units scheduled on purchase orders by CARDIONET for delivery within one hundred twenty (120) days after the date on which VEM received CARDIONET's termination notice, subject to Section 3.5 above.

    c.
    For Units forecasted by CARDIONET and/or orders accepted by VEM, should CARDIONET wish to waive their manufacture and payment of the full purchase price under b. above, CARDIONET shall purchase the Material for which VEM has made commitments (and for which CARDIONET is liable) for Products scheduled for delivery in this one hundred twenty (120) day period. CARDIONET's purchase obligations under this option will include:

    (1)
    Any Material, which VEM has received for manufacture of the Units that is not returnable or useable elsewhere by VEM. Such Material purchased by CARDIONET shall be at supplier invoiced cost plus [. . . *** . . .] and

    (2)
    Any unique Material not returnable by VEM bought for CARDIONET Products per non-cancelable, non-returnable contractual terms. The usage period of this Material may exceed ninety (90) days. This category will contain programmed parts, and special devices etc., with minimum lot buys. Such Material purchased by CARDIONET shall be at supplier invoiced cost plus [. . . *** . . .]; and

    (3)
    Any cancellation charges incurred by VEM for Material not yet received, but committed to by VEM for Products previously scheduled for delivery to CARDIONET in this ninety (90) day period.

  Payment for all Material held and not returned to VEM's Vendors to be N30 days from delivery and inspection by CARDIONET.

16    TERMINATION BY VEM

  In the event of termination by VEM under Section 13, CARDIONET shall have no obligation to purchase any Product or inventory, except Products ordered on purchase orders and subject to Section 3.5 above. CARDIONET shall, however, have the option to purchase at [. . . *** . . .] any partial or completed inventory held by VEM, but not Material or parts ordered and not yet shipped to VEM for the production of Units.

17    TERMINATION FOR CAUSE

  Either VEM or CARDIONET may terminate this AGREEMENT at any time if the other party is in material breach of any of the provisions herein. In the event of termination under this provision, the defaulting party shall have thirty (30) days from the date of receipt of written notice from the party initiating termination in which to remedy the default. Should the defaulting party fail to remedy the breach, termination shall become effective without further notice at the end of said thirty (30) day period. Either VEM or CARDIONET may initiate termination under this provision for any one or more of the following:

    a.
    the other party petitions for reorganization under the Bankruptcy Act,

    b.
    the other party is adjudicated as bankrupt,

    c.
    a receiver is appointed for the other party's business,

    d.
    the other party makes an assignment for the benefit of its creditors, or

    e.
    the other party fails to perform or observe any material obligation under this AGREEMENT.

        *** Confidential Treatment Requested

  Termination by either party under this provision shall be without prejudice to any other remedy either party may have under applicable law, subject to the limitations stated in this AGREEMENT.

18    PERFORMANCE

  Neither party to this AGREEMENT shall be liable for any delay in delivery or other performance hereunder which is due to unforeseen circumstances, or to causes beyond its control, including, without limitation, strike, lockout, riot, war, fire, act of God, or compliance with any governmental law, regulation, or order, including but not limited to U.S. Export Administration Regulations. Provided any such delay is neither material nor indefinite, performance shall be deemed suspended during and extended for such time as it is so delayed, and thereafter the other party shall accept performance hereunder. In the event such contingencies last more than one hundred and twenty (120) days after either party provides written notice of such inability to perform, either party may immediately terminate this AGREEMENT upon a written notice subject to the terms of Section 13, TERMINATION FOR CONVENIENCE.

19    LIMITATION OF CLAIMS

  Except as otherwise required by the procedural rules of applicable law, no claims, regardless of form, arising out of, or in any way connected with this contract, the Products or services furnished by VEM, may be brought by CARDIONET more than one (1) year after the cause of action has accrued or performance under this contract has been completed or terminated, whichever is earlier.

20    DISPUTES/ARBITRATION AND APPLICABLE LAW

  Any dispute, controversy or claim of any kind against VEM arising out of or relating to this contract, or its breach, termination or invalidity, or the Products, including the jurisdiction of the arbitration panel, shall be settled by final and binding arbitration. For sales to U.S. CARDIONETs, arbitration shall be in San Diego, California under the rules and procedures of the American Arbitration Association ("AAA"). If the sale is international or between entities outside the U.S., arbitration shall be in the place of VEM's corporate domicile under the UNCITRAL Arbitration Rules in effect on the date of this contract, and the appointing authority shall be the AAA. The governing law of the substance of this contract shall be the commercial law of the state or country of VEM's corporate domicile or the place from which the Products are shipped, and the United Nations Convention on contracts for the International Sale of Goods shall not apply. The procedural law shall be the law of the place where arbitration is conducted. Arbitral proceedings shall be conducted in the English language. The arbitration tribunal shall not award punitive damages. The arbitration award shall be final and binding, shall be the sole and exclusive remedy regarding any and all claims and counterclaims presented, and may not be reviewed by or appealed to any court except for enforcement. Nothing in this contract shall prohibit VEM from seeking to prevent any unauthorized copying, disclosure, use, retention or distribution of its intellectual or other property by injunctive relief or otherwise in a court of law. VEM shall have the exclusive right to bring legal action for failure to pay for products or services furnished in the courts of VEM's corporate domicile.

21    NOTICE

  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

If to VEM:

    Mr. C. W. Rudd
    Vice President and General Manager
    Varian, Inc. Electronics Manufacturing
    615 S. River Drive
    Tempe, Arizona 85281

If to CARDIONET:

    Mr. Don Canal
    V.P. RAQA
    CARDIONET
    510 Market Street
    San Diego, CA 92101

22    CONFIDENTIAL INFORMATION

  The confidential information of either party shall be governed by the nondisclosure or confidentiality agreement attached hereto, if any, applicable solely to this AGREEMENT. In this regard, VEM acknowledges that the bill of materials and supplier list for the Products is the exclusive property of CARDIONET. Additionally, should CARDIONET choose to use VEM for Box Build services, VEM agrees to build CARDIONET PRODUCTS in a secure area with access restricted to those employees of VEM who have a business need for access and under no circumstances will access be allowed by VEM to any other customers or potential customers or suppliers of VEM without prior written consent of CARDIONET.

23    ASSIGNMENT

  Neither VEM nor CARDIONET shall have the right to assign its rights or obligations under this AGREEMENT without the written consent of the other party. Neither party shall unreasonably withhold such consent. Any prohibited assignment shall automatically be null and void.

24    RIGHTS OF SUCCESSOR

  A successor in interest by merger, operation of law, assignment, purchase or otherwise of the entire business of either party shall acquire all interests and obligations of such party thereunder.

25    ENTIRE AGREEMENT

  This AGREEMENT, including only modifications or additions agreed to in writing and incorporated herein by reference and including Appendices attached hereto, are the entire and sole understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings, representations and warranties, written and oral. No representations or agreements modifying or supplementing the terms of the AGREEMENT shall be valid unless expressed in writing and signed by person authorized to sign agreements on behalf of both parties. If any part of these terms and conditions are held void or unenforceable, such part will be treated as severable, leaving valid the remainder of the terms and conditions.

AGREED AS ABOVE PROVIDED:
Signed: /s/ C. W. Rudd Mr. C. W. Rudd	Signed: /s/ Don Canal Mr. Don Canal
VP & General Manager Varian, Inc. Electronics Manufacturing 615 S. River Drive Tempe, Arizona 85281	V.P. RAQA CARDIONET, INC. 510 Market Street San Diego, CA 92101

Schedule A
DEFINITIONS

Free on Board (FOB) means the place at which VEM fulfills its obligation to transfer the goods to the possession of [. . . *** . . .]. For example, FOB [. . . *** . . .] means that VEM shall deliver Products [. . . *** . . .].

Engineering Change Order (ECO) refers to the documentation package required to institute a modification to an existing Product. The change can be as simple as a Component change or as complex as the complete redesign of a Product.

Purchase Order or Change Purchase Order means a CARDIONET purchase order which specifies (i) the delivery of a specific quantity of specific Products, (ii) the delivery date (s), (iii) the specified ship-to location, (iv) the agreed upon pricing, and (v) any special shipping instructions issued by any means of transmission or output of an electronic paperless process, issued by CARDIONET, in respect of the Products, NRE charges, or other materials and/or services, and, as applicable, that is accepted by VEM pursuant to Section 3.

VEM Quotation or Quotation shall refer to the document produced by VEM on which VEM states its pricing for Products based on current labor rate for assembly and test, current material standard cost plus material yield as provided by VEM's suppliers, non-recurring engineering and tooling costs, cost associated with the packaging and shipping to CARDIONET of the Products being quoted, and a fair mark-up based on product volume and technology.

Excess and Obsolete (E&O) Inventory means all material ("Material") and components ("Components") procured by VEM for a forecast or Purchase Order of CARDIONET which: (1) meet one or more of the following criteria: (i) were intended to be used by VEM to deliver the quantity of Products requested by CARDIONET in Purchase Orders delivered to VEM, or (ii) were purchased by VEM in quantities in excess of the quantity requested by CARDIONET in Purchase Orders delivered to VEM as mutually agreed by the parties as provided in Section 8 ("Purchase of Selected Components"), and (2) meet all of the following requirements: (i) such Materials and Components could not be used by VEM to manufacture Product volumes in the then-current CARDIONET forecast, (ii) such Materials and Components can not be used in similar volume(s) elsewhere by VEM in the manufacture of other products, and (iii) such Materials and Components cannot be returned to the supplier without charge or penalty. Except for Materials and Components approved for purchase in excess of the then-current CARDIONET Purchase Orders delivered to VEM as provided in Section 8 ("Purchase of Selected Components"), Excess and Obsolete Inventory shall not include Materials or Components purchased by VEM in excess of the quantity necessary to manufacturing the quantity of Products ordered by CARDIONET in its then current Purchase Orders. Reasonable efforts will be utilized to minimize this Obsolescence but consideration must be given for the minimum buy and form factor requirements that will cause excessive levels of some Material.

Request for Quote Package (RFQ) means a package of information for a Product which includes the following: the Bill of Material, the circuit board bill of material, assembly drawings, list of Unique Components by part number and relevant drawings, Specifications, printed circuit board fabrication drawings, schematic diagram file, gerber data file, PADS file, mechanical constraints drawing, manufacturing plan, Test Plan, the forecasted/build plan and the quantity and date on which CARDIONET would like the first quantity of the proposed product delivered to CARDIONET. The Request for Quote Package may include additional information as deemed necessary or desirable by CARDIONET.

        *** Confidential Treatment Requested

QuickLinks

  Exhibit 10.20
PURCHASE AGREEMENT